SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

               Date of report (Date of earliest event reported):
                      August 21, 2002 (August 20, 2002)

                             The Warnaco Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       1-10857                                           95-4032739
(Commission File Number)                       (IRS Employer Identification No.)


          90 Park Avenue
          New York, NY                                               10016
(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (212) 661-1300

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.       Other Events.

         On August 20, 2002, The Warnaco Group, Inc. (the "Company") filed the following report: our monthly operating report for the period commencing June 2, 2002 and ended July 6, 2002 (the "Operating Report") with the United States Bankruptcy Court for the Southern District of New York, a copy of which is attached hereto as Exhibit 99.1, in connection with our voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case Nos. 01-41643 through 01-41680 (Jointly Administered).

         The Operating Report contains unaudited information about the Company and certain of its subsidiaries which are debtors (but not all of the Company's consolidated subsidiaries), and is in a format, prescribed by the applicable bankruptcy laws. The Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. For these reasons, the Company cautions readers not to place undue reliance upon the information contained therein.

         In addition, the Operating Report, as well as other statements made by the Company, may contain forward-looking statements within the meaning of
Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the DIP financing, the ability of the Company to satisfy the conditions and requirements of the credit facilities of the Company, the effects of the Chapter 11 filing on the operation of the Company, the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time, the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, the effect of international, national and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly introduced product lines, financial difficulties encountered by customers, the ability of the Company to attract, motivate and retain key executives and associates, and the ability of the Company to attract and retain customers. All statements other than statements of historical facts included in the Operating Report are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         As a result of the amount and character of the Company's pre-petition indebtedness, the shortfall between the Company's projected enterprise value and the amount necessary to satisfy the claims, in full, of its secured and unsecured creditors and the impact of the provisions of the Bankruptcy Code applicable to confirmation of a plan or plans of reorganization, the Company believes that it is highly unlikely that current holders of common stock or preferred securities of the Company or its subsidiaries will receive any distribution under any plan of reorganization or liquidation of the Company. Furthermore, certain of the Company's financial instruments (for example, pre-petition debt) trade in markets for debt securities and other instruments. The Company expects that holders of the Company's financial instruments will receive substantially less than face value in any plan or plans of reorganization approved by the Bankruptcy Court. Because of the likelihood that holders of these instruments will receive substantially less than face value, investment in these instruments continues to be highly speculative.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)      Exhibits

           Exhibit No.             Description

             99.1 Monthly Operating Report for the Period from June 2, 2002 to July 6, 2002

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2002
                                          The Warnaco Group, Inc.


                                          By:     /s/  James P. Fogarty
                                                 -------------------------------
                                          Name:  James P. Fogarty
                                          Title: Senior Vice President Finance
                                                 and Chief Financial Officer

                                                               EXHIBIT 99.1
                                                               ------------



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - -
                                                      Chapter 11
In re
                                                      Case Nos. 01-41643 (RLB)
     THE WARNACO GROUP, INC., et al.,                 through   01-41680 (RLB)


                                    Debtors.          (Jointly Administered)
- - - - - - - - - - - - - - - - - - - - - - - -


                        MONTHLY OPERATING STATEMENT
                          OF DEBTORS-IN-POSSESSION
                      FOR JUNE 2, 2002 TO JULY 6, 2002
                      --------------------------------


Address of Debtors-in-Possession:
--------------------------------
The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016
                                     Monthly Disbursements:          $   100,042
                                                                     -----------

Address of Attorneys for Debtors-in-Possession:
----------------------------------------------
Sidley Austin Brown & Wood
875 Third Avenue
New York, New York  10022
                                     Monthly Operating Income
                                      before reorganization costs
                                       and income taxes:             $     2,761
                                                                     -----------

         The undersigned, having reviewed the attached report and being familiar with the financial affairs of The Warnaco Group, Inc., ("Warnaco"), and certain of Warnaco's subsidiaries, each a debtor and debtor-in-possession herein (collectively, the "Debtors"), verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

Date:    August 20, 2002              By:  /s/ James P. Fogarty
                                           -------------------------------------
                                               James P. Fogarty
                                                Senior Vice President
                                               Chief Financial Officer


Indicate if this is an amended statement by checking here.
                                                   Amended Statement ___________




                      THE WARNACO GROUP, INC., et al.
                          (DEBTORS-IN-POSSESSION)
                          STATEMENT OF OPERATIONS
                               (In Thousands)


                                                          Month Ended           6 Months Ended
                                                         July 6, 2002            July 6, 2002
                                                     ----------------------  ----------------------

Net revenues                                                     $ 110,201               $ 665,039

Cost of goods sold                                                  80,144                 492,668

Selling, general and administrative expenses                        28,664                 151,215
                                                     ----------------------  ----------------------

Operating income before reorganization items                         1,393                  21,156

Reorganization items                                                28,161                  56,614

Interest expense (income), net                                      (1,137)                  9,944
Other expense (income), net                                           (231)                 (1,228)
                                                     ----------------------  ----------------------
Income (loss) before income taxes                                  (25,400)                (44,174)

Equity in loss of unconsolidated subsidiaries                       (2,089)                (16,979)
Cumulative effect of change in accounting (Note 2)                       -                 660,868
Income tax provision                                                   102                     562
                                                     ----------------------  ----------------------
Net income (loss)                                                $ (27,591)             $ (722,583)
                                                     ======================  ======================

EBITDAR (See Note 1)                                              $ 10,855                $ 56,552
                                                     ======================  ======================


------------------------------------------------------------------------------------------------------


Note:  Information presented herein reflects results of operations for Debtor entities.  For results of operations for all Warnaco entities, please refer to Note 7 attached hereto.  In summary, such worldwide consolidated operating results were:

                                                          Month Ended           6 Months Ended
                                                         July 6, 2002            July 6, 2002
                                                     ----------------------  ----------------------

Net revenues                                                     $ 131,817               $ 789,750
                                                     ======================  ======================

Net income (loss)                                                $ (27,591)             $ (722,583)
                                                     ======================  ======================

EBITDAR                                                           $ 12,950                $ 72,979
                                                     ======================  ======================




                      THE WARNACO GROUP, INC., et al.
                          (DEBTORS-IN-POSSESSION)
                               BALANCE SHEET
                                JULY 6, 2002
                               (In Thousands)

                                                                          July 2,              January 5,
ASSETS                                                                      2002                  2002
                                                                     -------------------   --------------------

Current assets:
     Cash                                                                      $ 94,245               $ 18,758
     Receivables, net                                                           157,381                220,323
     Inventories, net                                                           265,409                350,406
     Prepaid expenses and other current assets                                   13,454                 31,722
                                                                     -------------------   --------------------

         Total current assets                                                   530,489                621,209

Property, plant and equipment, net                                              172,768                191,117
Trademark, goodwill and other, net                                              201,762                873,073
Investment in affiliates                                                        160,771                181,212
Intercompany receivables, net                                                    21,055                 44,532
                                                                     -------------------   --------------------

         Total Assets                                                       $ 1,086,845            $ 1,911,143
                                                                     ===================   ====================


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
     Current debt                                                               $ 6,825                    $ -
     Accounts payable                                                            83,476                 59,319
     Other current liabilities                                                   56,691                 66,846
     Deferred income taxes                                                        4,183                  4,088
                                                                     -------------------   --------------------

         Total current liabilities                                              151,175                130,253
                                                                     -------------------   --------------------

Amended DIP                                                                           -                155,915
Long-term debt                                                                    1,756                 31,736
Other long-term liabilities                                                      34,332
Deferred income taxes                                                             5,130                  5,130
Liabilities subject to compromise                                             2,470,199              2,439,393
                                                                     -------------------   --------------------

         Total Liabilities                                                    2,662,592              2,762,427

Shareholders' deficit                                                        (1,575,747)              (851,284)
                                                                     -------------------   --------------------

          Total Liabilities and Shareholders' deficit                       $ 1,086,845            $ 1,911,143
                                                                     ===================   ====================




                     THE WARNACO GROUP, INC., et al.
                         (DEBTORS-IN-POSSESSION)
                         STATEMENT OF CASH FLOWS
                             (In Thousands)

                                                                                Month Ended           6 Months Ended
                                                                               July 6, 2002            July 6, 2002
                                                                            --------------------   ---------------------
Operating activities:
     Net income (loss)                                                                $ (27,591)             $ (722,441)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Depreciation and amortization                                                  3,925                  24,630
           Non-cash interest expense                                                      1,373                   7,950
           Cumulative effect of change in accounting                                          -                 660,868
           Non-cash reorganization costs                                                 24,684                  36,050
     Change in operating assets and liabilities:
        Accounts receivable                                                              42,775                  67,725
        Inventories                                                                      (2,273)                 84,997
        Accounts payable                                                                 31,980                  19,374
        Change in pre-petition liabilities                                                  600                     400
        Prepaid expenses and other current assets and liabilities                         1,555                  15,317
        Change in other long-term and non-operating liabilities                          10,397                  28,199
                                                                            --------------------   ---------------------
              Net cash privided by operating activities                                  87,425                 223,069
                                                                            --------------------   ---------------------

Investing activities:
     Capital expenditures, net of disposals                                               1,965                   1,923
                                                                            --------------------   ---------------------
              Net cash used in investing activities                                       1,965                   1,923
                                                                            --------------------   ---------------------

Financing activities:
     Net borrowing (repayments) under Pre-petition Credit Facilities                       (110)                 (9,216)
     Net repayments under Amended DIP                                                         -                (155,915)
     Net repayment of other debt                                                           (490)                   (490)
     Net change in intercompany accounts                                                  3,619                  19,844
                                                                            --------------------   ---------------------
              Net cash provided by (used in)  financing activities                        3,019                (145,777)
                                                                            --------------------   ---------------------

Effect of cash due to currency translation                                                 (466)                    118
                                                                            --------------------   ---------------------

              Net decrease in cash and cash equivalents                                  88,013                  75,487

     Cash and cash equivalents at beginning of period                                     6,232                  18,758
                                                                            --------------------   ---------------------

     Cash and cash equivalents at end of period                                        $ 94,245                $ 94,245
                                                                            ====================   =====================



Note 1 - Basis of Presentation
------------------------------

       On June 11, 2001 (the "Petition Date"), the Company and certain of its subsidiaries (each a "Debtor" and, collectively, the "Debtors") each filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively the "Chapter 11 Cases"). The Company, 37 of its 38 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company ("Warnaco Canada") are Debtors in the Chapter 11 Cases. The remainders of the Company's foreign subsidiaries are not debtors in the Chapter 11 Cases, nor are they subject to foreign bankruptcy or insolvency proceedings. However, certain debt obligations of the Company's foreign subsidiaries are subject to standstill agreements with the Company's pre-petition lenders.

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 21, 2001, February 5, 2002, May 15, 2002 and July 18, 2002
(the "Amended DIP"). The amendments, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company to $325,000. All amounts outstanding under the Amended DIP had been repaid as of July 6, 2002.

     Pursuant to the Bankruptcy Code, pre-petition obligations of the Debtors, including obligations under debt instruments, generally may not be enforced against the Debtors, and any actions to collect pre-petition indebtedness are automatically stayed, unless the stay is lifted by the Bankruptcy Court. In addition, as debtors-in-possession, the Debtors have a right, subject to Bankruptcy Court approval and certain other limitations, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means the Debtors agree to perform their obligations under the lease or contract and to cure all defaults and "rejection" means that the Debtors are relieved from their obligation to perform under the contract or lease, but are subject to damages for the breach thereof. Any damages resulting from the breach will be treated as unsecured claims in the Chapter 11 Cases. The Debtors are in the process of reviewing their executory contracts and unexpired leases. Through April 6, 2002, the Debtors have identified a number of executory contracts and unexpired leases for rejection. As of April 6, 2002, the Company had accrued approximately $20 million related to rejected leases and contracts. The Company continues to evaluate its business operations and expects to reject additional contracts and leases prior to filing its plan of reorganization. Although the Debtors have attempted to estimate the ultimate amount of liability that may result from rejected contracts and leases, additional leases may be rejected in the future. Such rejections could result in additional liabilities subject to compromise that the Company has not anticipated. In connection with the consummation of a confirmed plan or plans of reorganization, the Company will elect to assume certain of its leases and executory contracts. The success of any plan of reorganization is dependent upon the Bankruptcy Court's approval of the Company's assumption of certain of these executory contracts, including certain license agreements.

     As a result of the Chapter 11 Cases, and the circumstances leading to the filing thereof, as of April 6, 2002, the Company was not in compliance with certain financial and bankruptcy covenants contained in certain of its license agreements. Under applicable provisions of the Bankruptcy Code, compliance with such terms and conditions in executory contracts generally are either excused or suspended during the Chapter 11 Cases.

     In the Chapter 11 Cases, substantially all of the Debtors' unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes by affected parties. For financial reporting purposes, those liabilities have been segregated and classified as liabilities subject to compromise in the consolidated condensed balance sheets. The ultimate amount of and settlement terms for such liabilities are subject to a confirmed plan or plans of reorganization and, accordingly, are not presently determinable.

     The Bankruptcy Code provides that the Debtors have exclusive periods during which only they may file and solicit acceptances of a plan of reorganization. The Debtors requested and on July 12, 2002, were granted an extension of time until August 30, 2002 to file their exclusive plan of reorganization and until October 31, 2002 to solicit acceptances of such plan. If the Debtors fail to file a plan of reorganization, or fail to obtain additional extensions of time to file a plan of reorganization by the extension date, or if the Debtors' plan is not accepted by the Bankruptcy Court, impaired classes of creditors and equity holders or any party-in-interest (including a creditor, equity holder, a committee of creditors or equity holders or an indenture trustee) may file their own plan of reorganization for the Debtors.

     After a plan of reorganization has been filed with the Bankruptcy Court, the plan and a disclosure statement approved by the Bankruptcy Court will be sent to classes of creditors whose acceptances will be solicited as part of the plan. Following the solicitation period, the Bankruptcy Court will consider whether to confirm the plan. In order to confirm the plan, the Bankruptcy Court is required to find that (i) with respect to each impaired class of creditors and equity holders, each holder in such class has accepted the plan or will, pursuant to the plan, receive at least as much as such holder would have received in a liquidation, (ii) each impaired class of creditors and equity holders has accepted the plan by the requisite vote (except as described below) and (iii) confirmation of the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless the plan proposes such measures. If any impaired class of creditors or equity holders does not accept the plan, then, assuming that all of the other requirements of the Bankruptcy Code are met, the proponent of the plan may invoke the "cram-down" provisions of the Bankruptcy Code. Under these provisions, the Bankruptcy Court may approve a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity holders if certain requirements are met. These requirements require payment in full for a dissenting senior class of creditors before payment to a junior class can be made. Under the priority scheme established by the Bankruptcy Code, absent agreement to the contrary certain post-petition liabilities and pre-petition liabilities need to be satisfied before shareholders can receive any distribution. As a result of the amount and character of the Company's pre-petition indebtedness, the shortfall between the Company's projected enterprise value and the amount necessary to satisfy the claims, in full, of its secured and unsecured creditors and the impact of the provisions of the Bankruptcy Code applicable to confirmation of a plan or plans of reorganization, the Company believes that it is highly unlikely that current holders of common stock or preferred securities of the Company will receive any distribution under any plan of reorganization or liquidation of the Company. Certain of the Company's financial instruments (e.g. pre-petition secured debt) trade in markets for debt securities and other instruments. The Company expects that holders of the Company's financial instruments will receive substantially less than face value in any plan or plans or reorganization approved by the Bankruptcy Court.

     Management is in the process of stabilizing the business of the Debtors and evaluating the Company's operations as part of the development of a plan of reorganization. After developing a plan of reorganization, the Debtors will seek the acceptance and confirmation of the plan by the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code.

     During the course of the Chapter 11 Cases, the Debtors may sell assets and settle liabilities for amounts other than those reflected in the consolidated condensed financial statements. The Debtors are in the process of reviewing their operations and identifying assets available for potential disposition, including entire business units of the Company. However there can be no assurance that the Company will be able to consummate such transactions at prices the Company or the Company's creditor constituencies will find acceptable. Since the Petition Date, through April 6, 2002, the Company sold certain personal assets, certain owned buildings and land and other assets for approximately net book value, generating net proceeds of approximately $6,213. In the first quarter of fiscal 2002, the Company sold additional assets generating net proceeds of approximately $3,000 (collectively the "Asset Sales"). Substantially all of the net proceeds from the Asset Sales were used to reduce outstanding borrowing under the Amended DIP. In addition, in the first quarter of fiscal 2002, the Company sold the business and substantially all of the assets of GJM Manufacturing Ltd., ("GJM") a private label manufacturer of women's sleepwear and Penhaligon's Ltd. ("Penhaligon's"), a United Kingdom based retailer of perfumes, soaps, toiletries and other products. The sale of GJM and Penhaligon's generated approximately $20.1 million of net proceeds. Proceeds from the sale of GJM and Penhaligon's were used to (i) reduce amounts outstanding under certain debt agreements of the Company's foreign subsidiaries which are not part of the Chapter 11 Cases ($4.8 million), (ii) reduce amounts outstanding under the Amended DIP ($4.2 million), (iii) create an escrow fund, subsequently disbursed in June 2002 for the benefit of pre-petition secured lenders ($9.4 million) and (iv) create an escrow fund for the benefit of the purchasers for potential indemnification claims and for any working capital valuation adjustments ($1.7 million). In the second quarter of fiscal 2002, the Company began the process of closing 25 of its outlet stores. The closing of the stores and the related sale of inventory at approximately net book value generated approximately $12 million of net proceeds, which were used to reduce amounts outstanding under the Amended DIP in fiscal 2002.

       Administrative and reorganization expenses resulting from the Chapter 11 Cases will unfavorably affect the Debtors and consequently, the Company's consolidated results of operations. Future results of operations may also be adversely affected by other factors relating to the Chapter 11 Cases. Reorganization and administrative expenses related to the Chapter 11 Cases have been separately identified in the consolidated condensed statement of operations as reorganization items.

       The accompanying consolidated condensed financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") assuming the Company will continue as a going concern. The Company is currently operating under the jurisdiction of the Bankruptcy Code and the Bankruptcy Court. Continuation of the Company as a going concern is contingent upon, among other things, (i) its ability to formulate a plan of reorganization that will gain approval of the parties required by the Bankruptcy Code and be confirmed by the Bankruptcy Court, (ii) the Company's ability to continue to comply with the terms of the Amended DIP, (iii) its ability to return to profitable operations, and (iv) its ability to generate sufficient cash flows from operations and obtain financing sources to meet future obligations. These matters, along with the Company's recurring losses from operations and stockholders' capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated condensed financial statements do not include any of the adjustments relating to the recoverability and classification of recorded assets or the amounts and classifications of liabilities that might result from the outcome of these uncertainties.

       The unaudited consolidated condensed financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Debtors, the accompanying condensed financial statements contain all adjustments (all of which were of a normal recurring nature, except for the adoption of SFAS No. 142 as discussed in Note 2) necessary to present fairly the financial position of the Debtors as of July 6, 2002, as well as its results of operations and cash flows for the period ended July 6, 2002.

       Certain foreign subsidiaries of Warnaco (the "Foreign Subsidiaries") are not subject to the Chapter 11 Cases. Certain debt obligations of the Foreign Subsidiaries are subject to standstill agreements and inter-creditor agreements between Warnaco and its lenders. Warnaco has accrued interest on pre-petition debt of the Foreign Subsidiaries. Consummation of a plan or plan of reorganization may require the payment of such interest. Interest expense related to the debt of Foreign Subsidiaries for the month and six months ended July 6, 2002 was $656 and $3,219, respectively.

         Reorganization costs of the Debtors consist of the following:


                                       Month Ended               6 Months Ended
                                      July 6, 2002                July 6, 2002
                                 ------------------------    -----------------------

Asset write-offs                                 $ 1,023                    $ 8,206
Professional Fees                                  2,656                     15,831
Retention Bonuses                                    488                      6,862
Severance                                          1,087                      1,959
GECC lease settlement                             22,907                     22,907
Lease terminations                                     0                        849
                                 ------------------------    -----------------------

                                                $ 28,161                   $ 56,614
                                 ========================    =======================



         Worldwide-consolidated reorganization costs for the month and six months ended July 6, 2002 totaled $29,577 and $59,085, respectively.

       The Debtors have reduced stockholders' equity by $49,920 from its reported consolidated 2000 balances to reflect the effects of certain errors involving the recording of inter-company pricing arrangements, the recording of accounts payable primarily related to the purchase of inventory from suppliers and the accrual of certain liabilities. The correction of these errors has caused the Company to restate its previously issued financial statements for the years ended January 1, 2000 and December 30, 2000. The Company conducted an internal investigation of the cause of the errors and hired a previously unaffiliated legal firm to assist in its investigation of certain of the errors in its Designer Holdings, Ltd. subsidiary ("Designer Holdings"). Since the discovery of the accounting errors at Designer Holdings and at certain of the Company's European subsidiaries, the Company has replaced certain financial staff and has taken several steps to improve the accounting for inter-company purchases and the reconciliation of inter-company accounts.

       EBITDAR reflects earnings before interest, taxes, depreciation, amortization, restructuring charges and other items as set forth in the Amended DIP. Other items were $10,605 for the six months ended July 6, 2002, relating to losses from certain discontinued operations, UNICAP expenses associated with the reduction in the Company's inventory balances and other items.


                                                               Month Ended              6 Months Ended
                                                              July 6, 2002               July 6, 2002
                                                         ------------------------   ------------------------

Operating income before reorganization items                             $ 1,393                   $ 21,156

Depreciation and amortization                                              3,925                     24,631
UNICAP associated with inventory reductions                                4,225                      8,748
Losses from discontinued operations                                          139                      1,374
Other items                                                                1,173                        643
                                                         ------------------------   ------------------------

EBITDAR                                                                 $ 10,855                   $ 56,552
                                                         ========================   ========================



Note 2 - Cumulative Effect of the Change in Accounting Principle
----------------------------------------------------------------

       Effective January 6, 2002, Warnaco adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS requires that Warnaco evaluate is existing goodwill and intangible assets and determine whether its existing goodwill and intangible assets are impaired as of the date of adoption. Based upon preliminary evaluations of the fair value of Warnaco's business units prepared in connection with the Chapter 11 Cases, the Debtors recorded an impairment loss of $660,868 for the cumulative effect of a change in accounting principle related to the write-down of certain goodwill and intangible assets. In addition SFAS No. 142 eliminates the amortization of intangible assets with indefinite lives effective with Warnaco's 2002 fiscal year. The worldwide-consolidated impairment loss related to the implementation of SFAS 142 was $683,471. See Note 7.

Note 3 - Long-Term Debt
-----------------------

       On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 21, 2001, February 5, 2002, May 15, 2002 and July 18, 2002
(the "Amended DIP"). The amendments, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan.

       The Amended DIP (when originally executed) provided for a $375,000,000 non-amortizing revolving credit facility (which includes a Letter of Credit facility of up to $200,000,000) ("Tranche A") and a $225,000,000 reducing revolving credit facility ("Tranche B"). On December 27, 2001, the Tranche B commitment was reduced to $100,000. On April 19, 2002, the Company elected to eliminate the Tranche B facility based upon its determination that the Company's liquidity position had improved significantly since the Petition Date and the Tranche B facility would not be needed to fund the Company's on-going operations. During fiscal 2001 and through its termination on April 19, 2002, the Company did not borrow any funds under Tranche B. On May 28, 2002, the Debtors voluntarily reduced the maximum amount of credit available under the Amended DIP from $375,000,000 to $325,000,000. The Tranche A loan terminates on the earlier of two years from the closing date or the effective date of a plan of reorganization. The Amended DIP is secured by substantially all of the domestic assets of the Company. Tranche A loans bear interest at either the London International Bank Offering Rate (LIBOR) plus 2.75% or at the Citibank N.A. Base Rate plus 1.75%. Fees for the undrawn amounts are .50% for Tranche A.

         The Amended DIP contains restrictive covenants that require the Company to, among other things, maintain a minimum level of earnings before interest, taxes, depreciation, amortization, restructuring charges and other items as defined in the agreement (EBITDAR) and limit the annual amount of capital expenditures the Company makes. The Amended DIP also sets deadlines for the completion of a plan of reorganization and for completing certain asset sales. The EBITDAR and capital expenditure covenants relate to consolidated operations including non-debtor entities. The Amended DIP also prohibits the Company's payment of dividends and restricts the Company's ability to incur additional indebtedness.

       The maximum borrowings under Tranche A are limited to 75% of eligible accounts receivable, 25% to 67% of eligible inventory and 50% of trade letters of credit outstanding.

       As of July 6, 2002 the Company had no borrowings outstanding under the Amended DIP.

       Pre-petition long-term debt, which was included in current maturities of long-term debt at December 30, 2000, is in default due to the filing of a voluntary Chapter 11 petition and is included in liabilities subject to compromise in accordance with SOP 90-7.

Note 4 - Liabilities Subject to Compromise
------------------------------------------

       The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under the Chapter 11 Cases are identified below. The amounts below in total may vary significantly from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.

       Additional claims may arise from the rejection of additional real estate leases and executory contracts by the Debtors.


                                                                             July 6,
                                                                              2002
                                                                       --------------------

                                                                       (In thousands of dollars)

U.S. bank debt                                                                 $ 1,750,622
Canadian Revolver                                                                   17,910
Post Retirement Liabilities                                                          8,890
Accrued prepetition interest                                                        39,221
Mortgages/Capital lease obligations                                                  3,862
Lease termination costs                                                             14,385
Equity Agreements                                                                   56,677
Other debt                                                                          18,476
Accounts payable                                                                    87,993
Trade drafts payable                                                               351,367
Deferred compensation accrual                                                          796
Company-obligated mandatorily redeemable convertible
     preferred securities ($120,000 par value)                                     120,000
                                                                       --------------------

                                                                               $ 2,470,199
                                                                       ====================



Note 5 - Intercompany Receivables
---------------------------------

       Intercompany balances would be eliminated, in accordance with accounting principles generally accepted in the Untied States of America when the results of Warnaco (the parent company) are consolidated with all of its wholly owned subsidiaries. To the extent that intercompany notes constitute debt, the notes have been assigned to the Debtors' pre-petition secured lenders as collateral security for the pre-petition debt. Although recorded in the books and records as debt, for the most part, intercompany balances were accumulated over a number of years as Warnaco capitalized its subsidiaries and affiliates and, thus, may be considered equity investments in such subsidiaries and affiliates.

         As of July 6, 2002, the balance is comprised of the following:


                                                           Month Ended
                                                           July 6, 2002
                                                      -----------------------

                                                          (in thousands)

Intercompany accounts receivable from                               $ 21,055
                                                      =======================
     Non-debtor affilliates



Note 6 - Supplemental Financial Information
-------------------------------------------

       During this period, the Debtors that are subsidiaries of Warnaco paid gross wages of $17,675,243. All employee and employer payroll taxes are paid to the Debtors' payroll service provider. The service provider in turn remits the funds to the taxing authorities.

The following summarizes the taxes paid (received) and accrued by the Debtors during the period:

                                       Paid                 Refund
                                    (Received)              (Due)
                                 -----------------     -----------------

Sales and use tax                       $ 435,486            $ (668,757)
Customs duties                          3,337,554            (3,671,542)
State income tax                          188,322              (139,235)
Federal income tax                    (15,169,711)(a)           553,374
Canada income tax                               -               271,910
Property tax                               59,619              (106,801)
GST tax                                   148,319              (258,034)
                                 -----------------     -----------------

                                     $(11,000,411)          $(4,019,085)
                                 =================     =================

(a)  Federal income tax refund



Note 7 - Consolidated Condensed Balance Sheet and Operating Statement
--------------------------------------------------------------------

         The attached Schedule I includes the Consolidated Condensed Balance Sheets and Statements of Operations of The Warnaco Group, Inc. and its consolidated subsidiaries (the "Consolidated Condensed Financial Statements"). The Consolidated Condensed Financial Statements include the assets, liabilities and results of operations of all of the Company's subsidiaries including those entities not subject to the Chapter 11 Cases. The Consolidated Condensed Financial Statements are provided for information purposes only. The Consolidated Condensed Financial Statements do not include all of the information necessary to fully represent the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

         Consolidated EBITDAR reflects earnings before interest, taxes, depreciation, amortization, restructuring and other items, as defined in the Amended DIP. Other items were $11,235 for the six months ended July 6, 2002, relating to losses from certain discontinued operations, UNICAP expense associated with the reduction in the Company's inventory balances and other items.



                                                                                                          SCHEDULE I
                    THE WARNACO GROUP, INC., et al.
                        (DEBTORS-IN-POSSESSION)
                        STATEMENT OF OPERATIONS
                            (In Thousands)

                                                                            Month ended            6 Months Ended
                                                                            July 6, 2002            July 6, 2002
                                                                        ---------------------   ---------------------

Net revenues                                                                       $ 131,817                 789,750
Cost of goods sold                                                                    92,914                 557,879
Selling, general and administrative expenses                                          36,213                 198,166
                                                                        ---------------------   ---------------------

Operating income before reorganization items                                           2,690                  33,705
Reorganization items                                                                  29,577                  59,085
Interest (income) expense, net                                                        (1,065)                 10,059
Other income (expense), net                                                              (36)                   (159)
                                                                        ---------------------   ---------------------

Loss before cumulative effect and income taxes                                       (25,786)                (35,280)
Cummulative effect of accounting change                                                    -                 683,471
Income tax provision                                                                   1,805                   3,832
                                                                        ---------------------   ---------------------

Net income (loss)                                                                  $ (27,591)             $ (722,583)
                                                                        =====================   =====================

EBITDAR (see note 7)                                                                $ 12,950                $ 72,979
                                                                        =====================   =====================


ASSETS                                                                      July 6, 2002          January 5, 2002
                                                                        ---------------------   ---------------------

Current assets:
     Cash (includes restricted cash of $1,700 and $ -, respectively)               $ 117,864                $ 39,558
     Receivables, net of reserves of $97,900 and $107,947, respectively              210,781                 288,304
     Inventories, net of reserves of $38,931 and $50,097, respectively               336,208                 428,720
     Prepaid expenses and other current asset                                         18,586                  38,412
                                                                        ---------------------   ---------------------

         Total current assets                                                        683,439                 794,994

Property, plant and equipment, net                                                   194,586                 220,588
Trademarks, goodwill and other, net                                                  272,563                 969,873
Deferred income taxes                                                                      -                       -
                                                                        ---------------------   ---------------------

         Total Assets                                                            $ 1,150,588             $ 1,985,455
                                                                        =====================   =====================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
     Current debt                                                                    $ 6,825                     $ -
     Accounts payable                                                                104,646                  88,522
     Other current liabilities                                                        86,738                 101,520
     Deferred income taxes                                                            16,692                  14,505
                                                                        ---------------------   ---------------------

         Total current liabilities                                                   214,901                 204,547
                                                                        ---------------------   ---------------------

Amended DIP                                                                                -                 155,915
Long-term debt                                                                         1,756                       -
Other long-term liabilities                                                           34,349                  31,754
Deferred income taxes                                                                  5,130                   5,130
Liabilities subject to compromise                                                  2,470,199               2,439,393
                                                                        ---------------------   ---------------------

         Total Liabilities                                                         2,726,335               2,836,739

Shareholders' deficit                                                             (1,575,747)               (851,284)
                                                                        ---------------------   ---------------------

          Total Liabilities and Shareholders' deficit                            $ 1,150,588             $ 1,985,455
                                                                        =====================   =====================